NEWS RELEASE

For further information, contact:

Greg Ehlinger, Chief Financial Officer	812.376.1935
Conference call 2:00 EDT July 27, 2001	800.640.5128
Replay (passcode: 442.4201)	888.843.8996

July 27, 2001	For immediate release

IRWIN FINANCIAL CORPORATION ANNOUNCES

SECOND QUARTER EARNINGS

Revenues Increase 38 Percent, Earnings Per Share Up 40 Percent on Strong Loan Originations;

Credit Performance in Line with Expectations

(Columbus, IN) Irwin Financial Corporation (NASDAQ-NMS: IRWN), an interrelated group of specialized financial services companies focusing on mortgage banking, home equity lending and small business lending, today announced net income in the second quarter of 2001 of $12.8 million or $0.56 per share, compared with net income of $8.5 million or $0.40 per share during the same period in 2000, an increase in earnings per share of 40.0 percent. Second quarter 2001 revenues totaled $99.5 million, an increase of $27.3 million or 37.9 percent compared with a year earlier. Return on average equity during the second quarter was 25.35% and has been 22.51% year-to-date.

Financial highlights for the quarter included:

$s in millions, except EPS	2Q 2001	2Q 2000	Percent Change	YTD 2001	YTD 2000	Percent Change
Total Net Revenues	$99.5	$73.3	35.7%	$188.8	$142.6	32.4%
Net Income	12.8	8.5	47.1	22.0	$17.0	29.4
Earning per Share (EPS)	0.56	0.40	40.0	0.97	0.80	21.3
Return on Average Equity	25.35%	20.38%		22.51%	20.64%

The Corporation's second quarter results reflected strong performance by each of the three largest lines of business, as well as stable credit quality.

  Mortgage loan originations totaled $2.5 billion during the second quarter, a year-over-year increase of 128.4 percent. Year-to-date, mortgage loan originations have totaled $4.4 billion.
  Home equity originations totaled $0.3 billion during the quarter, a year-over-year increase of 28.3 percent. Year-to-date, home equity originations have totaled $0.5 billion.
  The loan and lease portfolio at the commercial banking line of business increased by $140.7 million or 12.4 percent during the second quarter of 2001. Core deposits increased during the quarter 13.3 percent to $0.9 billion. On an annualized basis, commercial loans grew during the quarter at 49.6 percent and core deposits increased 53.2 percent.
  Given the current economic environment, management remains pleased with commercial banking and home equity credit quality. Delinquency ratios (30 days and beyond) increased modestly during the second quarter as shown below.
	Commercial Loans	Home Equity Loans
June 30, 2001	0.24%	4.45%
March 31, 2001	0.19	4.32
December 31, 2000	0.46	4.35

Lines of Business

Net income at the company's mortgage banking subsidiary (www.irwinmortgage.com) totaled $8.2 million in the second quarter, an increase of $4.4 million or 116.5 percent compared with the year earlier period.

Refinanced loans accounted for 50.4 percent of second quarter production of $2.5 billion, compared with 12.7 percent in the year earlier period. The company's mortgage servicing portfolio totaled $10.5 billion as of June 30, 2001, a year-over-year increase of 2.1 percent, but a quarterly increase of $1.1 billion or 12.3 percent, reflecting an increased servicing retention rate in the second quarter of 2001. The market value of the company's servicing portfolio totaled $208.7 million as of June 30, 2001, compared with the balance sheet carrying value of $170.7 million, reflecting balance sheet valuation at the lower of cost or market.

The Corporation's home equity lending business (www.ihe.com) earned $6.1 million during the second quarter of 2001, a $2.1 million or 54.2 percent increase over the second quarter of 2000. The increase in net income reflects growth of the company's production capabilities and improvements in secondary market funding. Home equity loan and line of credit originations totaled $271.4 million in the second quarter, compared with $211.5 million a year earlier, an increase of 28.3 percent. The home equity portfolio totaled $2.0 billion at quarter-end, compared with $1.2 billion a year earlier, a 72.2 percent increase.

The credit quality of the home equity portfolio continues to perform within expectations. The reserve for all owned and managed loans as of quarter-end totaled 5.79 percent of principal balance, compared to annualized charge-offs in the second quarter of 2001 of 1.54 percent of total average managed loans, up from 0.63 percent of total average managed loans a year earlier.

The commercial banking line of business (www.irwinunion.com) earned $1.7 million in the second quarter of 2001, an increase of $0.1 million or 5.7 percent compared with a year earlier. The increase in net income largely reflects year-over-year growth of $1.9 million or 22.0 percent in net interest income after provision for loan losses. The commercial banking loan portfolio of $1.3 billion has increased $0.4 billion, or 46.3 percent year-over-year. The net interest margin for the line of business in the second quarter was 3.82 percent, compared with 4.31 percent during the second quarter of 2000, but up from 3.70 percent during the first quarter of 2001. Net interest margin improved during the quarter in large part due to an increase in core deposits (total deposits less institutional and jumbo CDs) of 13.3 percent during the quarter and 38.0 percent year-to-date. The line of business's net charge-offs totaled $0.3 million during the second quarter or 0.11 percent of average loans on an annualized basis, compared with $0.3 million or 0.16 percent of average loans a year earlier.

The Corporation's small-ticket leasing line of business, (www.irwinbf.com), incurred a pre-tax loss of $0.3 million in the second quarter, compared with a pre-tax loss of $0.9 million a year earlier. Lease and loan originations totaled $39.7 million in the second quarter and the portfolio totaled $196 million at quarter-end.

Irwin Ventures (www.irwinventures.com) lost $1.6 million during the second quarter, compared with a loss of $0.1 million a year earlier. The loss in the second quarter of 2001 principally reflects a $2.2 million pre-tax valuation adjustment in its portfolio.

Balance Sheet

The Corporation's assets totaled $3.3 billion as of June 30, 2001, a $1.3 billion increase from a year earlier, reflecting increases in portfolio loans at the commercial banking and equipment leasing lines of business and increases in loans held for sale at the mortgage banking and home equity lending lines of business. The Corporation's loan and lease portfolio totaled $1.5 billion as of June 30, 2001, an increase of $0.5 billion or 58.3 percent from a year earlier. Loans held for sale increased 87.0 percent year-over-year to $1.0 billion. Risk-based assets totaled $3.5 billion, a 54.2 percent year-over-year increase, largely reflecting portfolio loan growth and growth of the home equity line of business.

Nonperforming assets (including other real estate owned of $6.0 million) were $15.8 million or 0.48 percent of total assets as of June 30, 2001, up from $7.4 million or 0.37 percent of total assets a year earlier. Charge-offs for the quarter totaled $1.3 million, compared to $0.5 million a year earlier. The increased charge-offs relate primarily to activities at Onset Capital, which the Corporation acquired in July 2000. The Corporation's allowance for loan losses totaled $15.2 million as of June 30, 2001, compared with $10.1 million a year earlier. As of June 30, 2001, the consolidated ratio of allowance for loan losses to total loans was 1.02 percent, compared with 1.07 percent a year earlier. The ratio of allowance for loan losses to nonperforming loans totaled 156 percent, compared with 205 percent a year earlier.

On July 16, 2001, the Corporation sold $15 million of 10.25 percent trust preferred stock. These securities will immediately qualify as Tier 2 regulatory capital and are eligible for inclusion in Tier 1 capital. The privately placed securities are callable beginning in July 2006 and mature in July 2031.

The Corporation had $210.3 million or $9.86 per share in common shareholders' equity as of June 30, 2001, a year-over-year per share increase of 20.7 percent. The Corporation's Tier 1 Leverage Ratio and Total Risk-based Capital Ratio were 9.84 percent and 11.43 percent, respectively as of June 30, 2001, compared with 12.06 percent and 11.24 percent a year earlier.

About Irwin Financial

Irwin Financial Corporation (www.irwinfinancial.com) is an interrelated group of specialized financial services companies. The Corporation, through its five major subsidiaries -- Irwin Mortgage Corporation, Irwin Home Equity Corporation, Irwin Union Bank, Irwin Business Finance, and Irwin Ventures -- provides a broad range of consumer and commercial financial services in selected markets in North America.

This press release contains forward-looking statements and estimates that are based on management's expectations, estimates, projections and assumptions. These statements and estimates include but are not limited to projections of business strategies and future activities, but are not guarantees of future performance and involve uncertainties that are difficult to predict. Words such as "expectations" and similar expressions are intended to identify forward-looking statements, which include but are not limited to projections of business strategies and future activities. Actual future results may differ materially from what is projected due to a variety of factors including potential changes in interest rates, which may affect consumer demand for our products and the valuation of our servicing portfolio; refinancing opportunities, which may affect the prepayment assumptions used in the Corporation's valuation estimates; competition from other financial service providers for experienced managers as well as for customers; changes in the proposed regulatory treatment of purchased residual interests; unanticipated difficulties in expanding the Corporation's businesses; changes in the value of technology-related companies; legislative or regulatory changes; or governmental changes in monetary or fiscal policies. For additional explanation of various factors that may affect our future results, refer to the Management Discussion and Analysis in the Corporation's 10-K which is on file with the SEC.

-IRWIN FINANCIAL CORPORATION
Selected Consolidated Financial Highlights
(In thousands)	2001	2000	% Change
Second Quarter
Net Interest Income	$33,851	$20,661	63.8%
Provision for Loan and Lease Losses	(2,804)	(1,119)	150.6
Noninterest Income	68,416	52,588	30.1
Total Net Revenues	99,463	72,130	37.9
Noninterest Expense	78,392	58,035	35.1
Income before Income Taxes	21,071	14,095	49.5
Income Taxes	8,474	5,590	51.6
Income before Minority Interest	12,597	8,505	48.1
Minority Interest	(211)	0	na
Net Income	12,808	8,505	50.6

Dividends on Common Stock	$1,377	$1,258	9.5

Diluted Earnings Per Share (24,135 Weighted Average Shares Outstanding)	$0.56	$0.40	40.0
Basic Earnings Per Share (21,150 Weighted Average Shares Outstanding)	0.61	0.41	48.8
Dividends Per Common Share	0.065	0.060	8.3
Common Stock Market Price:
High	$25.25	$18.50	36.5
Low	18.69	14.38	30.0

Net Charge-Offs	$1,348	$478	182.0

Performance Ratios - Quarter to Date:
Return on Average Assets	1.69%	1.76%
Return on Average Equity	25.35%	20.38%

Year to Date
Net Interest Income	$62,953	$40,031	57.3%
Provision for Loan and Lease Losses	(4,357)	(2,254)	93.3
Noninterest Income	130,226	102,461	27.1
Total Net Revenues	188,822	140,238	34.6
Noninterest Expense	152,975	111,972	36.6
Income before Income Taxes	35,847	28,266	26.8
Income Taxes	14,254	11,279	26.4
Income before Minority Interest	21,593	16,987	27.1
Minority Interest	(211)	0	na
Income before Cumulative Effect of Change in Accounting Principle	21,804	16,987	28.4
Cumulative Effect of Change in Accounting Principle, Net of Tax	175	0	na
Net Income	$21,979	$16,987	29.4

Dividends on Common Stock	$2,753	$2,517	9.4

Diluted Earnings Per Share (24,121 Weighted Average Shares Outstanding)	$0.97	$0.80	21.3
Basic Earnings Per Share (21,109 Weighted Average Shares Outstanding)	1.04	0.81	28.4
Dividends Per Common Share	0.130	0.120	8.3
Common Stock Market Price:
High	$25.25	$18.50	36.5
Low	18.69	13.56	37.8
Closing	25.15	14.44	74.2

Net Charge-Offs	$2,358	$756	211.9

Performance Ratios - Year to Date:
Return on Average Assets	1.57%	1.88%
Return on Average Equity	22.51%	20.64%

At June 30:
Loans Held for Sale	$1,016,792	$543,673	87.0%
Loans in Portfolio	1,486,386	939,026	58.3
Allowance for Loan and Lease Losses	(15,218)	(10,054)	51.4
Total Assets	3,261,657	1,991,809	63.8
Total Deposits	1,928,886	1,230,499	56.8
Shareholders' Equity	210,265	172,817	21.7
Shareholders' Equity available to Common Shareholders	9.86	8.17	20.7
Average Equity/Average Assets (YTD)	6.96%	9.10%
Tier I Capital	$278,018	$218,746	27.1
Tier I Leverage Ratio	9.84%	12.06%
Total Risk-based Capital Ratio	11.46%	11.24%
Nonperforming Assets to Total Assets	0.48%	0.37%

IRWIN FINANCIAL CORPORATION
Selected Financial Highlights By Line of Business
(In thousands)
Home Equity Lending	2001	2000	% Change
Second Quarter
Net Interest Income - Unsold Loans and Other	$6,397	$5,818	10.0%
I/O Strip Interest Income	7,570	2,682	182.3
Trading Gains/ Losses	(2,477)	4,902	(150.5)
Loan Origination Fees	254	277	(8.3)
Gain on Sales of Loans, Including Points and Fees	18,732	9,876	89.7
Servicing Income, net	2,695	1,283	110.1
Other Revenues	130	(438)	(129.7)
Total Net Revenues	33,301	24,400	36.5

Salaries, Pension, and Other Employee Expense	13,782	9,234	49.3
Other Expense	9,405	8,711	8.0
Income before Income Taxes	10,114	6,455	56.7
Income Taxes	4,045	2,520	60.5
Net Income	$6,069	$3,935	54.2

Loan Volume	$271,405	$211,528	28.3
Secondary Market Delivery	218,683	224,644	(2.7)
Gain on Sale as Percentage of Loans Securitized	8.57%	4.40%
Return on Average Equity	23.51%	31.23%

Year to Date
Net Interest Income - Unsold Loans and Other	$13,879	$8,739	58.8%
I/O Strip Interest Income	14,697	5,166	184.5
Trading Gains/ Losses	(2,546)	8,291	(130.7)
Loan Origination Fees	351	309	13.6
Gain on Sales of Loans, Including Points and Fees	33,308	18,801	77.2
Servicing Income, net	5,120	2,402	113.2
Other Revenues	209	(202)	(203.5)
Total Net Revenues	65,018	43,506	49.4

Salaries, Pension, and Other Employee Expense	30,394	15,995	90.0
Other Expense	18,862	16,690	13.0
Income before Income Taxes	15,762	10,821	45.7
Income Taxes	6,305	4,267	47.8
Net Income	$9,457	$6,554	44.3

Loan Volume	$452,161	$408,073	10.8
Secondary Market Delivery	401,975	356,228	12.8
Gain on Sale as Percentage of Loans Securitized	8.29%	5.28%
Return on Average Equity	20.29%	23.25%

At June 30:
Home Equity Loans (On balance sheet)	$357,579	$267,906	33.5%
Net Capitalized Servicing (Servicing Asset and I/O Strip)	198,801	101,049	96.7
Managed Portfolio	1,826,853	925,517	97.4
Delinquency Ratio (30+ days)	4.45%	2.17%
Managed Portfolio, including subservicing	$1,985,946	$1,153,320	72.2
Delinquency Ratio (30+ days)	4.50%	2.11%

IRWIN FINANCIAL CORPORATION
Selected Financial Highlights By Line of Business (continued)
(In thousands)
Mortgage Banking	2001	2000	% Change
Second Quarter
Net Interest Income	$6,380	$2,328	174.1%
Provision for Loan Losses	99	64	54.7
Loan Origination Fees	16,088	8,931	80.1
Gain on Sales of Loans	26,323	11,677	125.4
Gain (Loss) on Sale of Servicing	3,689	5,470	(32.6)
Loan Servicing Fees	12,228	12,958	(5.6)
Amortization and Impairment of Servicing Assets,
Net of Hedging	(12,105)	(6,269)	93.1
Other Revenues	1,194	1,176	1.5
Total Net Revenues	53,896	36,335	48.3

Salaries, Pension, and Other Employee Expense	27,474	18,057	52.2
Other Expenses	13,169	11,886	10.8
Income Before Income Taxes	13,253	6,392	107.3
Income Taxes	5,098	2,626	94.1
Income Before Cumulative Effect of Change in Accounting Principle	8,155	3,766	116.5

Total Mortgage Loan Originations:	$2,468,737	$1,080,673	128.4
Percent retail	33.15%	35.78%
Percent wholesale	62.55%	56.15%
Percent brokered	4.30%	8.07%
Refinancings as a Percent of Total Originations	50.39%	12.68%

Year to Date
Net Interest Income	$9,590	$8,601	11.5%
Provision for Loan Losses	76	21	261.9
Loan Origination Fees	27,531	16,359	68.3
Gain on Sales of Loans	44,436	22,508	97.4
Gain (Loss) on Sale of Servicing	5,781	5,723	1.0
Loan Servicing Fees	24,798	26,337	(5.8)
Amortization and Impairment of Servicing Assets,
Net of Hedging	(15,606)	(11,881)	31.4
Other Revenues	2,540	2,147	18.3
Total Net Revenues	99,146	69,815	42.0

Salaries, Pension, and Other Employee Expense	49,855	35,929	38.8
Other Expenses	25,679	23,410	9.7
Income Before Income Taxes	23,612	10,476	125.4
Income Taxes	9,299	4,227	120.0
Income Before Cumulative Effect of Change in Accounting Principle	14,313	6,249	129.0
Cumulative Effect of Change in Accounting Principle	175	0	na
Net Income	$14,488	$6,249	131.8

Total Mortgage Loan Originations:	$4,359,940	$1,942,990	124.4
Percent retail	33.54%	35.98%
Percent wholesale	62.08%	55.49%
Percent brokered	4.37%	8.53%
Refinancings as a Percentage of Total Originations	52.88%	14.02%

At June 30:
Owned Servicing Portfolio Balance	$10,474,246	$10,261,375	2.1%
Weighted average interest rate	7.54%	7.68%
Delinquency ratio (30+ days):	7.73%	5.69%
FNMA/FHLMC	2.31%	2.07%
GNMA	9.08%	6.40%
Servicing Asset	$170,723	$133,010	28.4

IRWIN FINANCIAL CORPORATION
Selected Financial Highlights By Line of Business (continued)
(In thousands)
Commercial Banking	2001	2000	% Change
Second Quarter
Net Interest Income	$12,023	$9,181	31.0%
Provision for Loan and Lease Losses	(1,704)	(724)	135.4
Other Revenues	3,457	2,944	17.4
Total Net Revenues	13,776	11,401	20.8

Salaries, Pension, and Other Employee Expense	6,456	5,280	22.3
Other Expenses	4,445	3,399	30.8
Income Before Income Taxes	2,875	2,722	5.6
Income Taxes	1,134	1,075	5.5
Net Income	$1,741	$1,647	5.7

Return on Average Equity	9.33%	12.83%
Return on Average Assets	0.53%	0.73%
Net Charge-offs	$332	$337	(1.5)
Net Interest Margin	3.82%	4.31%

Year to Date
Net Interest Income	$22,332	$18,181	22.8%
Provision for Loan and Lease Losses	(2,504)	(1,168)	114.4
Other Revenues	6,580	5,876	12.0
Total Net Revenues	26,408	22,889	15.4

Salaries, Pension, and Other Employee Expense	12,422	10,373	19.8
Other Expenses	8,793	6,681	31.6
Income Before Income Taxes	5,193	5,835	(11.0)
Income Taxes	2,051	2,282	(10.1)
Net Income	$3,142	$3,553	(11.6)

Return on Average Equity	8.71%	12.39%
Return on Average Assets	0.50%	0.83%
Net Charge-offs	$731	$515	41.9
Net Interest Margin	3.76%	4.47%

At June 30:
Securities and Short-Term Investments	$17,017	$22,065	(22.9)%
Loans and Leases	1,277,658	873,339	46.3
Allowance for Loan and Lease Losses	(11,000)	(8,028)	37.0

Interest-Bearing Deposits	1,165,001	725,787	60.5
Noninterest-Bearing Deposits	140,351	99,621	40.9

Delinquency Ratio (30+ days):
Commercial Loans	0.24%	0.68%
Consumer Loans	1.78%	0.81%

IRWIN FINANCIAL CORPORATION
Selected Financial Highlights By Line of Business (continued)
(In thousands)
Business Finance	2001	2000	% Change
Second Quarter
Net Interest Income	$2,144	$424	405.7
Provision for Loan and Lease Losses	(754)	(318)	137.1
Other Revenues	349	8	4262.5
Total Net Revenues	1,739	114	1425.4

Salaries, Pension, and Other Employee Expense	1,452	577	151.6
Other Expenses	773	421	83.6
Income Before Income Taxes and Minority Interest	(486)	(884)	45.0
Minority Interest	(211)	0	na
Income Before Income Taxes	($275)	($884)	68.9

Net Charge-Offs	$1,034	$0	na
Net Interest Margin	4.71%	3.34%
Total Fundings of Loans and Leases	$39,705	$32,414	22.5

Year to Date
Net Interest Income	$3,879	$492	688.4
Provision for Loan and Lease Losses	(1,408)	(509)	176.6
Other Revenues	705	11	6309.1
Total Net Revenues	3,176	(6)	53033.3

Salaries, Pension, and Other Employee Expense	2,890	1,124	157.1
Other Expenses	1,465	669	119.0
Income Before Income Taxes and Minority Interest	(1,179)	(1,799)	34.5
Minority Interest	(211)	0	na
Income Before Income Taxes	($968)	($1,799)	46.2

Net Charge-Offs	$1,494	$0	na
Net Interest Margin	4.55%	3.17%
Total Fundings of Loans and Leases	$73,628	$46,188	59.4

At June 30:
Investment in Loans and Leases	$196,005	$50,798	285.9
Allowance for Loan and Lease Losses	(2,451)	(509)	381.5
Weighted Average Yield	11.33%	10.68%
Delinquency ratio (30+ days)	1.56%	1.28%

Venture Capital	2001	2000	% Change
Second Quarter
Net Interest Income after Provision for Loan Losses	($121)	($89)	(36.0)%
Mark to Market Adjustment on Investments	(2,202)	0	na
Other Revenues	135	85	58.8
Total Net Revenues	(2,188)	(4)	na

Operating Expenses	301	100	201.0
Income Before Income Taxes	(2,489)	(104)	2293.3
Income Taxes	(926)	(50)	1752.0
Net Income	($1,563)	($54)	(2794.4)

Year to Date
Net Interest Income after Provision for Loan Losses	($261)	($360)	(27.5)%
Mark to Market Adjustment on Investments	(4,702)	7,452	(163.1)
Other Revenues	385	168	129.2
Total Net Revenues	(4,578)	7,260	(163.1)

Operating Expenses	414	189	119.0
Income Before Income Taxes	(4,992)	7,071	(170.6)
Income Taxes	(1,985)	2,828	(170.2)
Net Income	($3,007)	$4,243	(170.9)

At June 30:
Investment in Portfolio Companies (cost)	$8,080	$3,614	123.6
Mark to Market Adjustment	2,070	8,758	(76.4)
Carrying Value - Portfolio Companies	$10,150	$12,372	(18.0)